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                                                                    EXHIBIT 99.1

THURSDAY JULY 20, 4:30 PM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Molecular Devices Corporation

MOLECULAR DEVICES REPORTS RECORD REVENUES
AND EARNINGS FOR SECOND QUARTER AND FIRST HALF OF 2000

SUNNYVALE, Calif., July 20 /PRNewswire/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and earnings for the second quarter and first half of 2000.

Revenues for the second quarter were $20,307,000, higher than any previous quarter in the Company's history and a 37% increase over sales reported in the same period last year. Revenues for the first six months of the year were $37,375,000, or an increase of 32% compared to the same period of 1999.

Operating income increased 38% in the second quarter and first six months of the year as compared to operating income in the same periods last year (excluding the effect of a $2,037,000 write-off of acquired in-process research and development recorded in the second quarter of 1999).

Diluted earnings per share increased to $0.31 and $0.56 for the second quarter and first six months of 2000, respectively, compared to $0.24 and $0.44 recorded in the same periods last year (excluding the effect of a $2,037,000, or $0.13 per share net of tax, write-off of acquired in-process research and development recorded in the second quarter of 1999).

Commenting on the financial results, Joseph D. Keegan, Ph.D., Molecular
Devices' President and Chief Executive Officer, said, "This was the best quarter in Company history from both a financial and strategic point of view. Our fluorescence-based screening products, FLIPR384 and SPECTRAmax Gemini XS, along with our recently introduced SPECTRAmax PLUS384, continued to drive our top line growth. Strategically, during the quarter we successfully completed a follow-on equity offering and announced the signing of a definitive merger agreement with LJL BioSystems, Inc. We believe these two significant transactions better position the Company to meet our strategic goal of becoming the leading supplier of drug discovery solutions to the life sciences industry."

Molecular Devices Corporation is a leading developer of high-performance, bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. The Company's systems enable pharmaceutical and biotechnology companies to leverage advances in genomics and combinatorial chemistry by facilitating the high throughput and cost effective identification and evaluation


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of drug candidates. The Company's instrument systems are based on its advanced core technologies which integrate its expertise in engineering, molecular and cell biology and chemistry and are fundamental tools for drug discovery and life sciences research.

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10K for the year ended December 31, 1999 and its Registration Statement on Form S-4, as amended, as of July 17, 2000, and definitive proxy statement filed in connection with the proposed acquisition of LJL BioSystems, Inc.

                         MOLECULAR DEVICES CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   June 30,      December 31,
                                                     2000           1999
                                                  ----------     ------------
                                                  (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                       $   73,392      $  28,192
  Short-term investments                              17,591             --
  Accounts receivable, net                            19,842         17,416
  Inventories                                          9,998          7,918
  Deferred tax asset                                   2,465          2,465
  Other current assets                                 1,229            721
                                                  ----------      ---------
    Total current assets                             124,517         56,712

Equipment and leasehold improvements, net              6,332          2,776
Other assets                                           6,351          5,263
                                                  ----------      ---------
                                                  $  137,200      $  64,751
                                                  ==========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $    4,566      $   2,624
  Accrued liabilities                                  7,356          5,343
                                                  ----------      ---------
    Total current liabilities                         11,922          7,967

Stockholders' equity:                                125,278         56,784
                                                  ----------      ---------
                                                  $  137,200      $  64,751
                                                  ==========      =========

                         MOLECULAR DEVICES CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (unaudited)

                                Three Months Ended        Six Months Ended,
                                     June 30,                 June 30,
                                2000        1999          2000         1999
                              ---------   ---------     ---------   ---------
TOTAL REVENUES                $  20,307   $  14,801     $  37,375   $  28,308
TOTAL COST OF REVENUES            7,703       5,283        13,953      10,547
                              ---------   ---------     ---------   ---------
GROSS MARGIN                     12,604       9,518        23,422      17,761
                              ---------   ---------     ---------   ---------
OPERATING EXPENSES:
  Research and
    development                   2,165       1,780         4,052       3,369
  Write-off of acquired

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
  in-process research
    & development                        --          2,037            --          2,037
 Selling, general and
   administrative                     5,601          4,225        10,685          8,091
                                   --------       --------      --------       --------
Total operating expenses              7,766          8,042        14,737         13,497
                                   --------       --------      --------       --------
INCOME FROM OPERATIONS                4,838          1,476         8,685          4,264
Other income, net                       736            347         1,123            768
                                   --------       --------      --------       --------
INCOME BEFORE TAXES                   5,574          1,823         9,808          5,032
Income tax provision                 (2,146)          (702)       (3,776)        (1,938)
                                   --------       --------      --------       --------
NET INCOME                         $  3,428       $  1,121      $  6,032       $  3,094
                                   ========       ========      ========       ========
BASIC NET INCOME PER SHARE         $   0.33       $   0.12      $   0.60       $   0.32
                                   ========       ========      ========       ========
DILUTED NET INCOME PER SHARE       $   0.31       $   0.11      $   0.56       $   0.31
                                   ========       ========      ========       ========
SHARES USED IN COMPUTING BASIC
  NET INCOME PER SHARE               10,344          9,566        10,023          9,549
                                   ========       ========      ========       ========
SHARES USED IN COMPUTING
  DILUTED NET INCOME PER SHARE       11,118         10,013        10,859          9,990
                                   ========       ========      ========       ========

SOURCE: Molecular Devices Corporation